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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF WEBMD CORPORATION

The following are the subsidiaries of WebMD Corporation, excluding subsidiaries the omission of which is permitted under Item 601(b)(21) of Regulation S-K:

         NAME                                         STATE OF INCORPORATION
         ----                                         ----------------------
         Envoy Corporation                            Delaware
         Medical Manager Health Systems, Inc.         Delaware
         WebMD, Inc.                                  Georgia